Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that the undersigned directors of Koppers Holdings Inc., a Pennsylvania corporation (the “Corporation”), hereby constitute and appoint Brian H. McCurrie and Steven R. Lacy, and each of them, the true and lawful agents and attorneys-in-fact of the undersigned, with full power and authority in said agents and attorneys-in-fact, and in either or both of them, to sign for the undersigned and in their respective names as directors of the Corporation any amendment or amendments to this Registration Statement on Form S-8 and the undersigned ratify and confirm all acts taken by such agents and attorneys-in-fact, or either or both of them, as herein authorized. This Power of Attorney may be executed in one or more counterparts.

Signature	Capacity	Date

/s/ Walter W. Turner Walter W. Turner	President and Chief Executive Officer and Director (Principal Executive Officer)	June 21, 2006

/s/ Brian H. McCurrie Brian H. McCurrie	Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	June 21, 2006

/s/ Robert Cizik Robert Cizik	Director	June 21, 2006

/s/ David M. Hillenbrand David M. Hillenbrand	Director	June 21, 2006

/s/ Christian L. Oberbeck Christian L. Oberbeck	Director	June 21, 2006

/s/ Clayton A. Sweeney Clayton A. Sweeney	Director	June 21, 2006

/s/ T. Michael Young T. Michael Young	Director	June 21, 2006